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                                 EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10317) pertaining to the 1995 Incentive Plan and Non-Employee Directors' Incentive Plan of Patriot American Hospitality Inc. (the "Company") and in the Registration Statement on Form S-3 (No. 333-12973) of the Company and the related Prospectus of our report dated March 5, 1997 with respect to the Financial Statements of NorthCoast Hotels, L.L.C. included in this Annual Report on Form 10-K for the year ended December 31, 1996.


                                                ERNST & YOUNG LLP


       Seattle, Washington
       March 20, 1997